EXHIBIT 99.1

NETSOL Technologies Reports Fiscal Third Quarter 2018 Financial Results

Further Significant Cost Reductions Lead to GAAP Quarterly Earnings per Share of $0.25, Up 300%+ Year-over-Year

CALABASAS, Calif., May 14, 2018 – NETSOL Technologies, Inc. (NASDAQ: NTWK), a global business services and enterprise application solutions provider, reported results for the fiscal third quarter ended March 31, 2018.

Operational Highlights

●	Reported quarterly cost savings of $1.8 million mostly tied to cost rationalization initiatives, bringing total savings to $6.2 million and with an anticipated reduction of at least $7.0 million through fiscal 2018.
●	Signed a contract with a top tier multi-finance company in Indonesia to implement NFS Ascent’s suite of digital apps valued at approximately $3.0 million.
●	Generated close to $2.0 million through successful implementation of change requests from various customers with expected year-over-year growth of up to 15% in this area thanks to increasing customer demand for greater complexity and customization.
●	Sold additional legacy licenses valued at $1.0 million to a current Chinese customer due to the increase in its business.
●	Received “Auto Finance Software System Leading Enterprise Award,” which acknowledges the top software solutions company within the auto finance sector in China.

Fiscal Third Quarter 2018 Financial Results

Total net revenues for the third quarter of fiscal 2018 were $17.0 million, compared with $17.9 million in the prior year period. The decrease in total net revenues was primarily due to lower license fees of $3.1 million, which was offset by an increase in services revenue of $2.0 million.

●	Total license fees were $2.6 million, compared with $5.7 million in the prior year period.
●	Total maintenance fees were $3.8 million, compared with $3.6 million in the prior year period.
●	Total services revenues were $10.6 million, compared with $8.6 million in the prior year period.

Gross profit for the third quarter of fiscal 2018 was $9.2 million (or 53.9% of net revenues), compared to $9.0 million (or 50.1% of net revenues) in the third quarter of fiscal 2017. The increase in gross profit as a percentage of net revenues was primarily due to a $1.1 million decrease in cost of revenues for the quarter. The decrease in cost of revenues was primarily due to a decrease in salaries and consultants, travel and depreciation.

Operating expenses for the third quarter of fiscal 2018 decreased 10% to $6.4 million (or 37.8% of net revenues) from $7.2 million (or 39.9% of net revenues) for the third quarter of fiscal 2017. The decrease in operating expenses was primarily due to decreases in selling and marketing expenses, professional services, general and administrative expenses and depreciation.

GAAP net income attributable to NETSOL for the third quarter of fiscal 2018 totaled $2.9 million or $0.25 per diluted share, an improvement from net income of $700,000 or $0.06 per diluted share in the third quarter of fiscal 2017.

Non-GAAP adjusted EBITDA for the third quarter of fiscal 2018 totaled $4.3 million or $0.39 per diluted share, an improvement from $2.0 million or $0.18 per diluted share in the third quarter of fiscal 2017 (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

At March 31, 2018, cash and cash equivalents were $12.7 million, an increase from $10.0 million at the end of the prior quarter.

Stock Repurchase Program

On February 27, 2018, NETSOL’s board of directors approved a stock repurchase program that authorized potential repurchases of up to 500,000 shares of its common stock through June 30, 2018. Under the program, the company may repurchase its common stock in the open market from time-to-time, in amounts, at prices, and at such times as the company deems appropriate, subject to market conditions and federal and state laws governing such transactions. NETSOL expects to fund the repurchase with its existing cash balance and cash generated from operations. During the quarter, the company has repurchased 31,799 shares of its common stock at an aggregate value of $149,694.

Management Commentary

“In the fiscal third quarter, we continued to improve our bottom line results and generated a solid amount of business through new wins as well as increased customization requests from longstanding customers,” said NETSOL Co-Founder, Chairman and Chief Executive Officer Najeeb Ghauri. “While we are working diligently to advance some of the more significant deals within our expanded pipeline, we were still able to produce our second consecutive quarter of profitability thanks greatly to the outperformance of our ongoing cost reduction initiatives, which we are now projecting to result in at least $7 million of savings in fiscal 2018 alone. These initiatives have not only optimized our cost structure, but also created more headroom and capability to scale our business, which we believe can support a significant more amount of revenue without requiring meaningful incremental investment to support it.

“As we close out the balance of the fiscal year, we are increasingly motivated to capitalize on the greater opportunities in front of us despite the extended sales cycles our industry now faces. In the meantime, we will continue to devote the rest of our efforts to the areas where we have ability to directly impact and control our results. The renewal of our stock repurchase program is one such example that also reflects the sustained confidence and belief our leadership has in NETSOL’s future. In all, our focus remains, as ever, on generating long-term, sustainable value for our shareholders.”

Sales Outlook

“NETSOL continues to receive new RFP’s and is tracking several promising opportunities, which we expect to ultimately result in positive outcomes,” added President and Head of Sales Naeem Ghauri. “The Ascent platform has garnered strong traction, mainly with the tier one auto and asset captive finance companies in our major APAC markets. With more intelligence, sophistication and automation into the front office along with its unique toolset in the back office, Ascent remains the superior choice in its field. Moving forward, our pipeline remains very healthy, and we are looking forward to capitalizing on the more mature sales opportunities that will be reaching the finishing line in the near future.”

Conference Call

NETSOL Technologies management will hold a conference call today (May 14, 2018) at 9:00 a.m. Eastern time (6:00 a.m. Pacific time) to discuss these financial results. A question and answer session will follow management’s presentation.

U.S. dial-in: 1-877-407-0789

International dial-in: 1-201-689-8562

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcasted live and available for replay here and via the Investor Relations section of NETSOL’s website.

A replay of the conference call will be available after 12:00 p.m. Eastern time on the same day through May 28, 2018.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13678643

About NETSOL Technologies

NETSOL Technologies, Inc. (NASDAQ: NTWK) is a worldwide provider of IT and enterprise software solutions primarily serving the global Leasing and Finance industry. The company’s suite of applications are backed by 40 years of domain expertise and supported by a committed team of approximately 1,350 professionals placed in eight strategically located support and delivery centers throughout the world. NFS, LeasePak, LeaseSoft or NFS Ascent – help companies transform their Finance and Leasing operations, providing a fully automated asset-based finance solution covering the complete leasing and finance lifecycle.

Forward-Looking Statements

Certain statements in this press release are forward-looking in nature, including, but not limited to, expected net revenue and the demand for and sales lifecycle of NFS Ascent and the benefit of certain cost savings undertaken in the past fiscal year, and accordingly, are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “expects,” “anticipates,” variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the progress and costs of the development of products and services and the timing of the market acceptance. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

Use of Non-GAAP Financial Measures

The reconciliation of Adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables in Schedule 4 of this press release. Beginning with the fourth quarter of fiscal 2016, NETSOL has revised its calculation of Adjusted EBITDA to exclude the portion of Adjusted EBITDA that is attributable to its subsidiaries that have a minority interest.

Investor Relations Contact:

Matt Glover and Tom Colton

Liolios Group, Inc.

949-574-3860

investors@netsoltech.com

NETSOL Technologies, Inc. and Subsidiaries

Schedule 1: Consolidated Balance Sheets

	As of March 31,	As of June 30,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$12,711,983	$14,172,954
Accounts receivable, net of allowance of $333,301 and $571,511	22,874,866	6,583,199
Accounts receivable, net - related party	3,412,346	1,644,942
Revenues in excess of billings	15,286,835	19,126,389
Revenues in excess of billings - related party	153,135	80,705
Convertible note receivable - related party	750,000	200,000
Other current assets	3,104,916	2,463,886
Total current assets	58,294,081	44,272,075
Restricted cash	-	90,000
Revenues in excess of billings, net - long term	1,752,554	5,173,538
Property and equipment, net	17,526,227	20,370,703
Other assets	3,279,468	3,211,295
Intangible assets, net	13,533,620	17,043,151
Goodwill	9,516,568	9,516,568
Total assets	$103,902,518	$99,677,330

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$7,765,645	$6,880,194
Current portion of loans and obligations under capitalized leases	9,099,822	10,222,795
Unearned revenues	7,841,096	3,925,702
Common stock to be issued	88,324	88,324
Total current liabilities	24,794,887	21,117,015
Loans and obligations under capitalized leases; less current maturities	296,211	366,762
Total liabilities	25,091,098	21,483,777
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value; 500,000 shares authorized;	-	-
Common stock, $.01 par value; 14,500,000 shares authorized; 11,457,673 shares issued and 11,251,820 outstanding as of March 31, 2018 and 11,225,385 shares issued and 11,190,606 outstanding as of June 30, 2017	114,577	112,254
Additional paid-in-capital	125,733,973	124,409,998
Treasury stock (At cost, 205,853 shares and 34,779 shares as of March 31, 2018 and June 30, 2017, respectively)	(1,205,024)	(454,310)
Accumulated deficit	(39,172,022)	(42,301,390)
Stock subscription receivable	(221,000)	(297,511)
Other comprehensive loss	(22,005,245)	(18,074,570)
Total NetSol stockholders’ equity	63,245,259	63,394,471
Non-controlling interest	15,566,161	14,799,082
Total stockholders’ equity	78,811,420	78,193,553
Total liabilities and stockholders’ equity	$103,902,518	$99,677,330

NETSOL Technologies, Inc. and Subsidiaries

Schedule 2: Consolidated Statement of Operations

	For the Three Months		For the Nine Months
	Ended March 31,		Ended March 31,
	2018	2017	2018	2017
Net Revenues:
License fees	$2,648,870	$5,730,222	$3,210,868	$14,953,574
Maintenance fees	3,659,998	3,538,996	10,702,171	10,651,692
Services	9,345,210	6,669,309	25,450,138	18,844,602
License fees - related party	-	-	261,513	246,957
Maintenance fees - related party	105,325	51,698	309,539	233,674
Services - related party	1,284,417	1,959,095	4,374,802	5,954,076
Total net revenues	17,043,820	17,949,320	44,309,031	50,884,575

Cost of revenues:
Salaries and consultants	5,418,067	6,161,110	16,244,319	18,034,263
Travel	425,060	764,867	1,226,073	2,313,002
Depreciation and amortization	1,127,077	1,340,188	3,468,293	3,989,824
Other	880,897	686,950	2,677,465	2,725,015
Total cost of revenues	7,851,101	8,953,115	23,616,150	27,062,104

Gross profit	9,192,719	8,996,205	20,692,881	23,822,471

Operating expenses:
Selling and marketing	1,962,402	2,439,948	5,605,838	7,497,464
Depreciation and amortization	231,308	284,642	699,966	825,224
Provision for bad debts	-	-	-	-
General and administrative	4,048,271	4,329,798	11,862,535	12,882,407
Research and development cost	197,643	101,193	572,619	285,732
Total operating expenses	6,439,624	7,155,581	18,740,958	21,490,827

Income from operations	2,753,095	1,840,624	1,951,923	2,331,644

Other income and (expenses)
Gain (loss) on sale of assets	40,537	1,647	24,468	(33,095)
Interest expense	(102,522)	(60,357)	(330,268)	(176,959)
Interest income	142,356	27,229	394,837	81,085
Gain (loss) on foreign currency exchange transactions	2,550,394	390,897	5,304,723	(645,886)
Share of net loss from equity investment	(263,678)	-	(534,576)	-
Other income (expense)	314	(219)	15,924	28,164
Total other income (expenses)	2,367,401	359,197	4,875,108	(746,691)

Net income before income taxes	5,120,496	2,199,821	6,827,031	1,584,953
Income tax provision	(261,182)	(61,604)	(486,980)	(440,363)
Net income	4,859,314	2,138,217	6,340,051	1,144,590
Non-controlling interest	(1,994,869)	(1,438,249)	(3,210,683)	(2,999,127)
Net income (loss) attributable to NetSol	$2,864,445	$699,968 #	$3,129,368	$(1,854,537)

Net income (loss) per share:
Net income (loss) per common share
Basic	$0.26	$0.06	$0.28	$(0.17)
Diluted	$0.25	$0.06	$0.28	$(0.17)

Weighted average number of shares outstanding
Basic	11,190,048	10,987,214 #	11,118,529	10,850,538
Diluted	11,268,842	11,121,620 #	11,152,365	10,850,538

NETSOL Technologies, Inc. and Subsidiaries

Schedule 3: Consolidated Statement of Cash Flows

	For the Nine Months
	Ended March 31,
	2018	2017
Cash flows from operating activities:
Net income	$6,340,051	$1,144,590
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	4,168,259	4,815,048
Provision for bad debts	-	732
Share of net loss from investment under equity method	534,576	-
(Gain) loss on sale of assets	(24,468)	33,095
Stock based compensation	1,281,763	1,998,968
Fair market value of warrants and stock options granted	-	26,956
Changes in operating assets and liabilities:
Accounts receivable	(17,848,921)	(649,776)
Accounts receivable - related party	(2,634,063)	405,009
Revenues in excess of billing	5,904,161	(10,388,695)
Revenues in excess of billing - related party	(85,743)	553,767
Other current assets	(796,126)	419,704
Accounts payable and accrued expenses	1,139,509	337,890
Unearned revenue	4,273,007	(715,880)
Net cash provided by (used in) operating activities	2,252,005	(2,018,592)

Cash flows from investing activities:
Purchases of property and equipment	(1,107,732)	(1,315,922)
Sales of property and equipment	348,762	149,430
Convertible note receivable - related party	(550,000)	-
Investment in WRLD3D	(50,000)	(905,555)
Purchase of subsidiary shares from open market	(33,987)	-
Net cash used in investing activities	(1,392,957)	(2,072,047)

Cash flows from financing activities:
Proceeds from the exercise of stock options and warrants	215,311	785,479
Proceeds from exercise of subsidiary options	10,349	54,377
Restricted cash	90,000	-
Purchase of treasury stock	(750,714)	(38,885)
Dividend paid by subsidiary to non-controlling interest	(417,853)	(968,657)
Proceeds from bank loans	696,936	1,484,162
Payments on capital lease obligations and loans - net	(961,901)	(251,040)
Net cash provided by (used in) financing activities	(1,117,872)	1,065,436
Effect of exchange rate changes	(1,202,147)	(82,209)
Net decrease in cash and cash equivalents	(1,460,971)	(3,107,412)
Cash and cash equivalents at beginning of the period	14,172,954	11,557,527
Cash and cash equivalents at end of period	$12,711,983	$8,450,115

NETSOL Technologies, Inc. and Subsidiaries

Schedule 4: Reconciliation to GAAP

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	March 31, 2018	March 31, 2017	March 31, 2018	March 31, 2017

Net Income (loss) before preferred dividend, per GAAP	$2,864,445	$699,968	$3,129,368	$(1,854,537)
Non-controlling interest	1,994,869	1,438,249	3,210,683	2,999,127
Income taxes	261,182	61,604	486,980	440,363
Depreciation and amortization	1,358,385	1,624,830	4,168,259	4,815,048
Interest expense	102,522	60,357	330,268	176,959
Interest (income)	(142,356)	(27,229)	(394,837)	(81,085)
EBITDA	$6,439,047	$3,857,779	$10,930,721	$6,495,875
Add back:
Non-cash stock-based compensation	448,233	478,345	1,281,763	2,025,924
Adjusted EBITDA, gross	$6,887,280	$4,336,124	$12,212,484	$8,521,799
Less non-controlling interest (a)	(2,540,702)	(2,317,246)	(4,804,869)	(5,501,218)
Adjusted EBITDA, net	$4,346,578	$2,018,878	$7,407,615	$3,020,581

Weighted Average number of shares outstanding
Basic	11,190,048	10,987,214	11,118,529	10,850,538
Diluted	11,268,842	11,121,620	11,152,365	10,984,944

Basic adjusted EBITDA	$0.39	$0.18	$0.67	$0.28
Diluted adjusted EBITDA	$0.39	$0.18	$0.66	$0.27

(a)The reconciliation of adjusted EBITDA of non-controlling interest to net income attributable to non-controlling interest is as follows

Net Income attributable to non-controlling interest	$1,994,869	$1,438,249	$3,210,683	$2,999,127
Income Taxes	65,798	36,569	106,221	74,350
Depreciation and amortization	449,828	790,065	1,382,148	2,346,603
Interest expense	31,865	9,416	105,400	40,749
Interest (income)	(43,702)	(31,715)	(125,777)	(83,112)
EBITDA	$2,498,658	$2,242,584	$4,678,675	$5,377,717
Add back:
Non-cash stock-based compensation	42,044	74,662	126,194	123,501
Adjusted EBITDA of non-controlling interest	$2,540,702	$2,317,246	$4,804,869	$5,501,218